EXHIBIT 5.1

FULBRIGHT & JAWORSKI L.L.P.

A REGISTERED LIMITED LIABILITY PARTNERSHIP

FULBRIGHT TOWER

1301 MCKINNEY, SUITE 5100

HOUSTON, TEXAS 77010-3095

WWW.FULBRIGHT.COM

TELEPHONE: (713) 651-5151	FACSIMILE: (713) 651-5246

June 17, 2005

Yellow Roadway Corporation

10990 Roe Avenue

Overland Park, Kansas 66211

Ladies and Gentlemen:

We have acted as counsel to Yellow Roadway Corporation, a Delaware corporation (the “Company”), and the subsidiaries listed on Schedule I hereto (collectively, the “Guarantors”) in connection with the execution and delivery by the Company and the Guarantors, as applicable, of the Indenture dated as of May 24, 2005, between the Company, certain subsidiary guarantors and SunTrust Bank, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture (the “Supplemental Indenture”) dated as of June 16, 2005, among the Company, certain of the Guarantors and the Trustee (as supplemented through the date hereof, the “Indenture”), and the issuance thereunder of $150,000,000 principal amount of the Company’s Senior Floating Rate Notes due 2008, Series B (the “Exchange Notes”), and related guarantees in exchange for an equivalent principal amount of its outstanding Senior Floating Rate Notes due 2008 (the “Original Notes”) and related guarantees. The terms of the offer to exchange the Exchange Notes and related guarantees for the Original Notes and related guarantees (the “Exchange Offer”) are described in the Registration Statement on Form S-4 filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Registration Statement”) for the registration of the Exchange Notes and related guarantees under the Securities Act of 1933. The guarantees of the Guarantors with respect to the Exchange Notes are collectively referred to herein as the “Guarantees” and each a “Guarantee”.

In connection with the foregoing, we have examined originals or copies of such corporate records, as applicable, of the Company and the Guarantors, certificates and other communications of public officials, certificates of officers of the Company and the Guarantors and such other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and the Guarantors and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization (other than the authorization of the Exchange Notes and the

Yellow Roadway Corporation

June 17, 2005

Guarantees), execution and delivery by the parties thereto of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

(i) The Exchange Notes and the Guarantees have been duly authorized;

(ii) When (a) the Registration Statement has been declared effective under the Securities Act of 1933, as amended, and (b) the Exchange Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of the Original Notes in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(iii) When (a) the Registration Statement has been declared effective under the Securities Act of 1933, as amended, and (b) Exchange Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer, the Guarantees will constitute valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms.

The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law and the Limited Liability Company Act of the State of Delaware and reported judicial interpretations of such laws, and, except as set forth in the succeeding sentence, we are expressing no opinion as to the effect of the laws of any other jurisdiction. With regard to Guarantors that are incorporated under the laws of Indiana, Kansas, Pennsylvania or Michigan, we have relied on the opinions of Ice Miller; Michelle Russell, Assistant General Counsel of the Company; Morgan, Lewis & Bockius LLP and Clark Hill PLC, attached hereto as Exhibits A, B, C and D, respectively, as to the matters set forth in such opinions.

The enforceability of the Exchange Notes and the Guarantees may be limited or affected by (a) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, probate, conservatorship, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (b) the refusal of a particular court to grant (i) equitable remedies, including, without limiting the generality of the foregoing, specific performance and injunctive relief, or (ii) a particular remedy sought under such documents as opposed to another remedy provided for therein or another remedy available at law or in equity, (c) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) and (d) judicial discretion.

Yellow Roadway Corporation

June 17, 2005

This opinion is given as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included as part of the Registration Statement.

Very truly yours,

/s/ Fulbright & Jaworski L.L.P.

Fulbright & Jaworski L.L.P.

Yellow Roadway Corporation

June 17, 2005

SCHEDULE I

Yellow Transportation, Inc., an Indiana corporation

Yellow Roadway Technologies, Inc., a Delaware corporation

Mission Supply Company, a Kansas corporation

Yellow Relocation Services, Inc., a Kansas corporation

Meridian IQ, Inc., a Delaware corporation

MIQ LLC, a Delaware limited liability company

Globe.com Lines, Inc., a Delaware corporation

Roadway LLC, a Delaware limited liability company

Roadway Express, Inc., a Delaware corporation

Roadway Next Day Corporation, a Pennsylvania corporation

USF Corporation, a Delaware corporation

USF Holland Inc., a Michigan corporation

Exhibit A

[Letterhead of Ice Miller]

June 17, 2005

Yellow Roadway Corporation

10990 Roe Avenue

Overland Park, Kansas 66211

Re:        Yellow Roadway Corporation Senior Floating Rate Notes due 2008, Series B

Ladies and Gentlemen:

We have acted as special Indiana counsel for Yellow Transportation, Inc., an Indiana corporation (the “Company”), in connection with the preparation and filing by Yellow Roadway Corporation, a Delaware corporation (“Yellow Roadway”), and certain subsidiary guarantors of Yellow Roadway, including the Company, of the Registration Statement on Form S-4 with the Securities and Exchange Commission (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”) of $150,000,000 aggregate principal amount of Yellow Roadway’s Senior Floating Rate Notes due 2008, Series B (the “Exchange Notes”), and related guarantees to be issued in exchange for an equivalent principal amount of Yellow Roadway’s outstanding Senior Floating Rate Notes due 2008 (the “Original Notes”) that are validly tendered and not validly withdrawn prior to the consummation of the offer to exchange the Exchange Notes and related guarantees for the Original Notes and related guarantees (the “Exchange Offer”). The Exchange Notes and related guarantees will be issued under the Indenture dated as of May 24, 2005 (the “Original Indenture”), between Yellow Roadway, certain subsidiary guarantors and SunTrust Bank, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture (the “Supplemental Indenture”) dated as of June 16, 2005, among Yellow Roadway, certain subsidiary guarantors, including the Company, and the Trustee (the Original Indenture, as supplemented through the date hereof, is referred to herein as the “Indenture”). The terms of the Exchange Offer are described in the Registration Statement. The guarantee of the Company with respect to the Exchange Notes is referred to herein as the “Guarantee.”

In connection with the foregoing, we have examined originals or copies of such corporate records, as applicable, of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied upon and assumed the accuracy of such records, documents, certificates of officers of the Company, and certificates and

Yellow Roadway Corporation

June 17, 2005

other communications of public officials. We have made such examination of the laws of the State of Indiana as we deemed relevant for purposes of this opinion, but we have not made a review of, and express no opinion concerning, the laws of any jurisdiction other than the State of Indiana.

Except as described in this letter, we are not generally familiar with the Company’s business, records, transactions, or activities. Our knowledge of its business, records, transactions, and activities is limited to the information that is set forth below and on Exhibit A and that otherwise has been brought to our attention by certificates executed and delivered to us by officers of the Company in connection with this opinion letter. We have examined copies, certified or otherwise identified to our satisfaction, of the Indenture and the documents listed in the attached Exhibit A, which is made a part hereof. For the purposes of this opinion, the documents listed in Exhibit A are hereinafter referred to collectively as the “Authorization Documents.”

We have relied upon and assumed the truth and accuracy of the representations, certifications and warranties made in the Authorization Documents, and have not made any independent investigation or verification of any factual matters stated or represented therein. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts or circumstances or the assumed facts set forth herein, we accept no responsibility to make any such investigation, and no inference as to our knowledge of the existence or absence of such facts or circumstances or of our having made any independent review thereof should be drawn from our representation of the Company. Our representation of the Company is limited to the transactions contemplated by the Registration Statement and other matters specifically referred to us by the Company.

In rendering this opinion letter to you, we have assumed with your permission:

(a) The genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization (other than the authorization of the Indenture and the Guarantee), execution and delivery by the parties thereto of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

(b) All official public records (including their proper indexing and filing) furnished to or obtained by us, electronically or otherwise, were accurate, complete and authentic when delivered or issued and remain accurate, complete and authentic as of the date of this opinion letter.

(d) The corporate records or other organizational records of the Company provided to us are accurate and complete.

Yellow Roadway Corporation

June 17, 2005

(e) The financial condition of the Company at all relevant times will be such as will permit the authorization, execution and performance of the Indenture, including the Guarantee contained therein, under Ind. Code 23-1-28.

Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Indiana, for which the most recent required biennial report has been filed with the Indiana Secretary of State and no Articles of Dissolution appear as filed in the Indiana Secretary of State’s records.

2. The execution and delivery of the Indenture by the Company and the performance of the Company’s obligations thereunder, including the Guarantee contained in the Indenture, have been duly authorized by all requisite corporate action on the part of the Company.

3. The Company has requisite corporate power and corporate authority under Indiana law to enter into the Indenture and the Guarantee contained therein.

4. The Indenture has been duly executed and delivered by the Company.

5. Neither the issuance and sale of the Exchange Notes, nor the compliance with or fulfillment of the other provisions of the Exchange Notes, the Indenture and the Guarantee by the Company nor the consummation of the other transactions contemplated therein on the date hereof require the consent, approval, authorization, or order of any court or Indiana governmental agency or other authority of the State of Indiana, except (a) such as have been obtained and are in full force and effect and (b) as may be required under state securities law, including Indiana state securities law, as to which we express no opinion.

The opinions expressed herein are matters of professional judgment, are not a guarantee of result and are effective only as of the date hereof. We do not undertake to advise you of any matter within the scope of this letter that comes to our attention after the date of this letter and disclaim any responsibility to advise you of any future changes in law or fact that may affect the opinions set forth herein. We express no opinion other than as hereinbefore expressly set forth. No expansion of the opinions expressed herein may or should be made by implication or otherwise.

We are informed that you are relying on this opinion letter in connection with the registration of the Exchange Notes under the Securities Act. The foregoing opinion shall not be relied upon for any other purpose, except that Fulbright & Jaworski L.L.P. may rely upon this

Yellow Roadway Corporation

June 17, 2005

opinion in connection with the Registration Statement and related transactions. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Ice Miller

EXHIBIT A

LIST OF DOCUMENTS REVIEWED

1.	Certificate of Existence for each of the Company issued by the Indiana Secretary of State, dated June 17, 2005.

2.	Articles of Incorporation of the Company, as certified by the Indiana Secretary of State on May 11, 2005, to be a true and complete copy of the Articles of Incorporation of the Company, as amended.

3.	Bylaws of the Company as certified by an authorized officer of the Company as of the date hereof, to be a true and complete copy of the Bylaws of the Company.

4.	Resolutions of the Board of Directors of the Company, as certified by an authorized officer of the Company as of the date hereof.

5.	Officer’s Certificate of the Company dated the date hereof, as to certain factual matters.

Exhibit B

[Letterhead of Yellow Roadway Corporation]

June 17, 2005

Yellow Roadway Corporation

10990 Roe Avenue

Overland Park, Kansas 66211

Ladies and Gentlemen:

I am Assistant General Counsel of Yellow Roadway Corporation, a Delaware corporation (“Yellow Roadway”), and in such capacity have acted as counsel for Mission Supply Company, a Kansas corporation, and Yellow Relocation Services, Inc., a Kansas corporation (collectively, the “Companies”), each of which is indirectly a wholly-owned subsidiary of Yellow Roadway, in connection with the preparation and filing by Yellow Roadway and certain subsidiary guarantors of Yellow Roadway, including the Companies, of a Registration Statement on Form S-4 with the Securities and Exchange Commission (the “Registration Statement”) for the registration under the Securities Act of 1933 of $150,000,000 principal amount of Yellow Roadway’s Senior Floating Rate Notes due 2008, Series B (the “Exchange Notes”), and related guarantees to be issued in exchange for an equivalent principal amount of Yellow Roadway’s outstanding Senior Floating Rate Notes due 2008 (the “Original Notes”) and related guarantees. The Exchange Notes and related guarantees will be issued under the Indenture dated as of May 24, 2005, between the Yellow Roadway, certain subsidiary guarantors and SunTrust Bank, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture (the “Supplemental Indenture”) dated as of June 16, 2005, among Yellow Roadway, certain subsidiary guarantors and the Trustee (as supplemented through the date hereof, the “Indenture”). The terms of the offer to exchange the Exchange Notes and related guarantees for the Original Notes and related guarantees (the “Exchange Offer”) are described in the Registration Statement. The guarantees of the Companies with respect to the Exchange Notes are collectively referred to herein as the “Guarantees”.

In connection with the foregoing, I have examined originals or copies of such corporate records, as applicable, of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as I have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, I have, to the extent I deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. I have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to me as originals, the conformity to authentic original documents of all documents submitted to me as copies, the due authorization (other than the authorization of the Guarantees), execution and

Yellow Roadway Corporation

June 17, 2005

delivery by the parties thereto of all documents examined by me, and the legal capacity of each individual who signed any of those documents.

Based upon the foregoing, and having due regard for such legal considerations as I deem relevant, I am of the opinion that:

(i) each of the Companies has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas;

(ii) the Indenture and the Guarantees have been duly authorized by each of the Companies;

(iii) each of the Companies has full corporate power and authority to enter into the Indenture and the Guarantees contained therein;

(iv) the Indenture has been duly executed and delivered by each of the Companies; and

(v) no consent, approval, authorization or order of any court or governmental agency or body of the State of Kansas is required of the Companies for the consummation of the transactions contemplated by the Indenture or the Exchange Offer.

The opinions expressed herein are limited exclusively to the laws of the State of Kansas and reported judicial interpretations of such law, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion is given as of the date hereof, and I assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to my attention or any changes in laws that may hereafter occur.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Fulbright & Jaworski L.L.P. may rely upon this opinion in connection with the Registration Statement and related transactions.

Very truly yours,

/s/    Michelle Russell

Exhibit C

[Letterhead of Morgan Lewis & Bockius LLP]

June 17, 2005

Yellow Roadway Corporation

10990 Roe Avenue

Overland Park, Kansas 66211

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel for Roadway Next Day Corporation, a Pennsylvania corporation (the “Company”), in connection with certain matters relating to the preparation and filing by Yellow Roadway Corporation, a Delaware corporation (“Yellow Roadway”), and certain subsidiaries of Yellow Roadway, including the Company, of the Registration Statement on Form S-4 (the “Registration Statement”) relating to the proposed exchange offer by Yellow Roadway to issue $150,000,000 aggregate principal amount of Senior Floating Rate Notes due 2008, Series B (the “Exchange Notes”), and related guarantees to be issued in exchange for an equivalent principal amount of Yellow Roadway’s outstanding Senior Floating Rate Notes due 2008 (the “Original Notes”) and related guarantees. The Exchange Notes and related guarantees will be issued under the Indenture dated as of May 24, 2005, between Yellow Roadway, certain subsidiary guarantors and Sun Trust Bank, as trustee (the “Trustee”), as supplemented by a Supplemental Indenture (the “Supplemental Indenture”) dated as of June 16, 2005, among Yellow Roadway, certain subsidiary guarantors and the Trustee (as supplemented through the date hereof, the “Indenture”). The guarantee of the Company with respect to the Exchange Notes is referred to herein as the “Guarantee.”

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company and such other documents and records as we have deemed appropriate for purposes of the opinions set forth herein, including the form of the Indenture. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. As to any facts that are material to the opinions hereinafter expressed that we did not independently establish or verify, we have relied without investigation upon certificates of officers of the Company.

Yellow Roadway Corporation

June 17, 2005

Based upon and subject to the foregoing, and to the limitations and qualifications described below, we are of the opinion as of the date hereof that:

1. The Company is validly existing as a corporation under the laws of the Commonwealth of Pennsylvania.

2. The Indenture and the Guarantee have been duly authorized by the Company.

3. The Company has the requisite corporate power and authority to enter into the Indenture and the Guarantee contained therein.

4. The Indenture has been duly executed and delivered by the Company.

5. No consent, approval, authorization or order of any court or governmental agency is required of the Company under any Pennsylvania statute or regulation for the execution and delivery of the Indenture.

The foregoing opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania.

We express no opinion as of the application of Pennsylvania securities laws to the offer and sale of the Exchange Notes.

This opinion letter is effective only as of the date hereof. We do not assume responsibility for updating this opinion letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this opinion letter that may occur subsequent to the date of this opinion letter or from the discovery, subsequent to the date of this opinion letter, of information not previously known to us pertaining to the events occurring prior to such date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. Fulbright & Jaworski L.L.P. may rely upon this opinion in connection with its opinion filed as an exhibit to the Registration Statement.

Very truly yours,

/s/ Morgan Lewis & Bockius LLP

Exhibit D

[Letterhead of Clark Hill PLC]

June 17, 2005

Yellow Roadway Corporation

10990 Roe Avenue

Overland Park, Kansas 66211

Ladies and Gentlemen:

We have acted as special Michigan counsel for USF Holland Inc., a Michigan corporation (the “Company”), in connection with the preparation and filing by Yellow Roadway Corporation, a Delaware corporation (“Yellow Roadway”), and certain subsidiary guarantors of Yellow Roadway, including the Company, of a Registration Statement on Form S-4 with the Securities and Exchange Commission (the “Registration Statement”) for the registration under the Securities Act of 1933 of $150,000,000 principal amount of Yellow Roadway’s Senior Floating Rate Notes due 2008, Series B (the “Exchange Notes”), and related guarantees to be issued in exchange for an equivalent principal amount of Yellow Roadway’s outstanding Senior Floating Rate Notes due 2008 (the “Original Notes”) and related guarantees. The Exchange Notes and related guarantees will be issued under the Indenture dated as of May 24, 2005, between the Yellow Roadway, certain subsidiary guarantors and SunTrust Bank, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture (the “Supplemental Indenture”) dated as of June 16, 2005, among Yellow Roadway, certain subsidiary guarantors and the Trustee (as supplemented through the date hereof, the “Indenture”). The terms of the offer to exchange the Exchange Notes and related guarantees for the Original Notes and related guarantees (the “Exchange Offer”) are described in the Registration Statement. The guarantee of the Company with respect to the Exchange Notes is referred to herein as the “Guarantee”.

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization (other than the authorization of the Guarantee), execution and delivery by the parties thereto of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

Yellow Roadway Corporation

June 17, 2005

Based upon the foregoing, we are of the opinion that:

(i) the Company has been validly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan;

(ii) the Indenture and the Guarantee have been duly authorized by the Company;

(iii) the Company has full corporate power and authority to enter into the Indenture and the Guarantee contained therein;

(iv) the Indenture has been duly executed and delivered by the Company; and

(v) no consent, approval, authorization or order of any court or governmental agency or body of the State of Michigan is required of the Company for the consummation of the transactions contemplated by the Indenture or the Exchange Offer.

The opinions expressed herein are limited exclusively to the laws of the State of Michigan and reported judicial interpretations of such law, and we express no opinion concerning Federal law of the United States (including securities laws) or the effect of the laws of any other jurisdiction.

This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Fulbright & Jaworski L.L.P. may rely upon this opinion in connection with the Registration Statement and related transactions.

Very truly yours,

/s/ Clark Hill PLC

CLARK HILL PLC